UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2008 (January 3, 2008)

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2008, the Board of Directors of GAMCO Investors, Inc. (“GAMCO”) elected Raymond C. Avansino, Jr. to serve as a director of GAMCO and a member of its Audit Committee.  Mr. Avansino previously served on GAMCO’s Board of Directors between February 2000 and May 2006.  He has been the Chairman and Chief Executive Officer of the E.L. Wiegand Foundation, a Nevada private charitable trust, since 1982.  Mr. Avansino served as President and Chief Operating Officer of Hilton Hotels Corporation from 1993 to 1996, and was a member of the Nevada Gaming Commission from 1981 to 1984.

A daughter of Mr. Avansino is employed by one of GAMCO’s subsidiaries in a sales and marketing role and earned in 2007 a base salary of $65,000, an annual bonus of $25,000 and incentive-based variable compensation of $96,707, plus usual and customary benefits.  In December 2007, when the majority of GAMCO’s staff received restricted stock awards, she was granted 1,500 restricted shares of GAMCO’s Class A Common Stock.

On January 3, 2008, GAMCO issued a press release announcing Mr. Avansino’s appointment as a director.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1 GAMCO’s Press Release, dated January 3, 2008.

Exhibit Index

Exhibit No.                                 Description

99.1                                 GAMCO’s Press Release, dated January 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:	/s/ Douglas R. Jamieson
Douglas R. Jamieson President and Chief Operating Officer

Date:	January 3, 2008